DECLARATION OF TRUST

This Declaration of Trust, dated as of April 18, 2019, is entered into by the individual trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1.	The trust created hereby (the “Trust”) shall be known as Red Cedar Fund Trust in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.	The Trustee hereby acknowledges that he is holding the sum of $1 in trust, which amount shall constitute the initial trust estate. The Trustee hereby declares that he will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code§ 3801 et sec. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware and to appoint a registered agent and registered office of the Trust as shall be set forth in such certificate of trust. The Trust is hereby established by the Trustee for the purpose of becoming a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and engaging in such other activities as are necessary, convenient or incidental thereto.

3.	The Trustee intends to enter into an amended and restated Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4.	The Trustee shall have the power and authority to appoint and remove, with or without cause, officers of the Trust with such titles, duties and responsibilities as shall be approved by the Trustee from time to time.

5.	The Trustee and the officers of the Trust are hereby authorized: (i) to prepare and file with the Securities and Exchange Com miss ion (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form N-1A, including any pre-effective or post-effective amendments to such Registration Statement , relating to the registration of the securities of the Trust under the Securities Act of 1933 , as amended (the “1933 Act”) and the 1940 Act, ( b) a Notification of Registration on Form N-8A and (c) any additional filings, including any filings under Rule 462(b) of the 1933 Act, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act or the 1933 Act, and the rules and regulations promulgated thereunder; (ii) to prepare, execute and file, in each case on behalf of the Trust, such applications , reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or “ blue sky” laws of such jurisdictions as the Trustee and officers may deem necessary or desirable; (iii) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust, satisfactory to each such party and (iv) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

6.	The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (I). Subject to the foregoing, the Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the other Trustees.

7.	(a) The Trustees and the officers of the Trust (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust’ s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable to the Trust for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including in formation , opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

8.	The Trust shall, to the fullest extent permitted by applicable law,

(a)	indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss , damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believes to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

(b)	advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

9.	The provisions of Section 8 shall survive the resignation or removal of any Fiduciary Indemnified Person.

10.	The Trust may dissolve and terminate without issuing any securities at the elect ion of the Trustee.

11.	This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

12.	The Trust may issue separate series of beneficial interests (each a “Series “) in segregated pools of assets of the Trust pursuant to Section 3806(b)(2) of the Statutory Trust Act, and each Series shall be a separate series of the Trust within the meaning of Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act. As such, separate and distinct records shall be maintained by the Trust for each Series and the assets of the Trust associated with each Series shall be held in such separate and distinct records (directly or indirectly , including through a nominee or otherwise) and accounted for in such separate and distinct records by the Trust separately from the assets of any other Series, in each case to the extent required under Section 3804(a) of the Statutory Trust Act. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series. Further, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of that particular Series. Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804(a) of the Statutory Trust Act relating to limitations on inter-series liabilities (and the statutory effect under Section 3804(a) of the Statutory Trust Act of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each series.

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IN WITNESS WHEREOF, the signatory hereto has caused this Declaration of Trust to be duly executed as of the day and year first above written.

/s/ Michael Gilmore
Name:	Michael Gilmore
Title:	Trustee